UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 22, 2018

General Mills, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-01185	41-0274440
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Number One General Mills Boulevard, Minneapolis, Minnesota	55426-1347
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 763-764-7600

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On February 22, 2018, General Mills, Inc. (“General Mills”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Blue Buffalo Pet Products, Inc., a Delaware corporation (“Blue Buffalo”) and Bravo Merger Corp., a Delaware corporation and a wholly owned subsidiary of General Mills (“Merger Sub”). Pursuant to the Merger Agreement, subject to the satisfaction or waiver of specified conditions, Merger Sub will merge with and into Blue Buffalo (the “Merger”), with Blue Buffalo surviving the Merger as a wholly owned subsidiary of General Mills.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of common stock of Blue Buffalo, par value $0.01 per share (the “Common Stock”), will be converted into the right to receive $40.00 in cash, without interest (the “Merger Consideration”), other than shares of Blue Buffalo’s common stock held by General Mills, Merger Sub or any other wholly owned subsidiary of General Mills, shares owned by Blue Buffalo (including shares held in treasury) or any of its wholly owned subsidiaries, and shares owned by stockholders who have properly exercised and perfected appraisal rights under Delaware law.

At the Effective Time, each stock option of Blue Buffalo, whether vested or unvested, that is outstanding immediately prior to the Effective Time will automatically be cancelled and will only entitle the holder of such stock option to receive, without interest, an amount in cash equal to the product of (i) the total number of shares of Common Stock subject to the stock option multiplied by (ii) the excess, if any, of the Merger Consideration over the exercise price of such stock option, less applicable tax withholding. At the Effective Time, each restricted stock unit of Blue Buffalo outstanding immediately prior to the Effective Time will, whether vested or unvested, automatically be cancelled and will only entitle the holder thereof to receive, without interest, an amount in cash equal to the product of (i) the total number of shares of Common Stock subject to the restricted stock unit multiplied by (ii) the Merger Consideration, less applicable tax withholding. Immediately prior to the Effective Time, the holding restrictions applicable to each share of restricted stock of Blue Buffalo outstanding immediately prior to the Effective Time will automatically expire and each such share of restricted stock will be converted into the right to receive the Merger Consideration.

Each party’s obligation to consummate the Merger is subject to certain conditions, including, among others: (i) expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (ii) the absence of any order issued by any court of competent jurisdiction or governmental entity or any applicable law or other legal restraint, injunction, prohibition that makes consummation of the Merger illegal or otherwise prohibited; and (iii) the passing of twenty (20) days from the date on which Blue Buffalo mails to Blue Buffalo’s stockholders a Schedule 14C Information Statement in definitive form pursuant to rules adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. General Mills’ obligation to consummate the Merger is also conditioned on, among other things, the absence of any Company Material Adverse Effect (as defined in the Merger Agreement).

Following execution of the Merger Agreement on February 22, 2018, Invus, L.P., The Bishop Family Limited Partnership, William W. Bishop, Jr. and The Orca Trust (the “Majority Stockholders”), holders of a majority of the issued and outstanding shares of Common Stock, duly executed and delivered to Blue Buffalo a written consent, approving and adopting the Merger Agreement and the transactions contemplated thereby, including the Merger (the “Written Consent”). Notwithstanding the execution and delivery of the Written Consent, the Merger Agreement provides that Blue Buffalo may, subject to the terms and conditions set forth in the Merger Agreement, engage in negotiations or discussions with, otherwise contact, or furnish any confidential information to any third party that makes an unsolicited written, bona fide acquisition proposal if, and only if, the board of directors of Blue Buffalo (the “Board”) determines in good faith such acquisition proposal constitutes, or would reasonably be expected to lead to, a Superior Proposal (as defined in the Merger Agreement). The Merger Agreement also provides that, in the event that the Board determines in good faith, after consultation with Blue Buffalo’s outside legal and financial advisors, that such acquisition proposal constitutes a Superior Proposal, and Blue Buffalo complies with certain notice and other conditions set forth in the Merger Agreement, including providing General Mills with a three (3) business day period to match or improve upon such Superior Proposal, and General Mills does not deliver a proposal matching or improving upon such Superior Proposal (as determined by the Board in good faith after consultation with Blue Buffalo’s outside legal and financial advisors) within such three (3) business day period, Blue Buffalo may, prior to 11:59 p.m., Eastern time, on the later of (x) March 24, 2018 or (y) in the event Blue Buffalo has delivered a notice to General Mills of a Superior Proposal, the next calendar day following the applicable match right period with respect to such Superior Proposal, terminate the Merger Agreement to accept such Superior Proposal, subject to Blue Buffalo’s payment to General Mills of a termination fee of $234 million.

Subject to certain exceptions relating to receipt of an acquisition proposal that constitutes, or would reasonably be expected to lead to or result in, a Superior Proposal, the Merger Agreement prohibits Blue Buffalo and its subsidiaries and its and their officers, directors and other representatives from directly or indirectly initiating, soliciting, or knowingly encouraging or facilitating an acquisition proposal from any third party.

The Merger Agreement includes customary representations, warranties and covenants of Blue Buffalo, General Mills and Merger Sub. Among other things, Blue Buffalo has agreed to conduct in all material respects its business in the ordinary course of business, consistent with past practice until the Merger is consummated. Blue Buffalo and General Mills have also agreed to use their respective reasonable best efforts to obtain any approvals from governmental authorities for the Merger, including all antitrust approvals, on the terms and subject to the conditions set forth in the Merger Agreement.

The Merger Agreement contains certain provisions giving each of General Mills and Blue Buffalo rights to terminate the Merger Agreement under certain circumstances. Upon termination of the Merger Agreement, under specified circumstances (including those described above), Blue Buffalo will be required to pay General Mills a termination fee of $234 million.

Support Agreements

In connection with entering into the Merger Agreement, General Mills and each of the Majority Stockholders entered into a support agreement, dated as of February 22, 2018, providing for each such Majority Stockholder’s agreement to vote in favor of the Merger and prohibiting such Majority Stockholders from soliciting alternative acquisition proposals, except as permitted by the Merger Agreement (the “Support Agreements”). The Support Agreements will automatically terminate if the Merger Agreement is terminated in accordance with its terms, including in the event of a termination of the Merger Agreement in connection with a Superior Proposal.

The foregoing description of the Merger Agreement, the Support Agreements and the transactions and agreements contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement and the form of the Support Agreements, copies of each of which are attached hereto as Exhibits 2.1 and 2.2, and the terms of which are incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about General Mills, Blue Buffalo or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made by the parties thereto only for purposes of the Merger Agreement and as of specific dates as set forth therein; were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement; may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of General Mills, Blue Buffalo, Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in General Mills’ public disclosures.

Item 7.01	Regulation FD Disclosure.

Financing of the Merger

General Mills expects to finance the transaction with a combination of debt, cash on hand and approximately $1.0 billion in equity.

In connection with General Mills’ entry into the Merger Agreement, General Mills has entered into a commitment letter dated February 22, 2018 (the “Commitment Letter”), with Goldman Sachs Bank USA (“GS Bank”) and Goldman Sachs Lending Partners LLC (together with GS Bank, “Goldman Sachs”) pursuant to which and subject to the terms and conditions set forth therein, Goldman Sachs has agreed to provide a senior unsecured 364-day bridge term loan credit facility (the “Bridge Facility”) of up to $8.5 billion in the aggregate for the purpose of providing the financing necessary to fund the consideration to be paid pursuant to the terms of the Merger Agreement and related fees and expenses. Commitments under the Bridge Facility will be reduced in equivalent amounts upon any issuance by General Mills of equity or notes in a public offering or private placement and/or the incurrence of term loans and upon other specified events prior to the consummation of the transaction and loans under the Bridge Facility will be prepaid in equivalent amounts upon the issuance by General Mills of equity or notes in a public offering or private placement and/or the incurrence of term loans and upon other specified events, in each case subject to certain exceptions set forth in the Commitment Letter. The funding of the Bridge Facility is contingent on the satisfaction of certain customary conditions set forth in the Commitment Letter, including, among others, (i) the execution and delivery of definitive documentation with respect to the Bridge Facility in accordance with the terms sets forth in the Commitment Letter and (ii) the consummation of the transaction in accordance with the Merger Agreement.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

The information in this Item 7.01 (i) is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any purpose; and (ii) shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, regardless of any general incorporation language in such filing.

Forward-Looking Statements

Certain information contained herein and in the exhibits that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements may be identified by the use of words such as “may,” “will,” “expect,” “should,” “anticipate,” “intend,” “believe” and “plan.” The forward-looking statements contained in this Form 8-K include, without limitation, statements related to: the planned acquisition of Blue Buffalo and the timing and financing thereof; the ability to obtain regulatory approvals and meet other closing conditions for the planned acquisition; the expected impact of the planned acquisition, including among others, on General Mills’ net sales, expected trends in net sales, earnings performance, profitability and other financial measures; expectations regarding growth potential in various products, geographies and market categories, including the impact from a more diversified portfolio of brands and business mix; expectations regarding growth in the pet food category; the realization of anticipated cost synergies, margin expansion and adjusted earnings per share accretion from the acquisition; the ability to retain key personnel; and the anticipated sufficiency of future cash flows to enable the payment of interest and repayment of short- and long-term debt as well as quarterly dividends.

These and other forward-looking statements are based on each party’s respective management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Results may be materially affected by factors such as: risks associated with transactions generally, such as the inability to obtain, or delays in obtaining, required approvals under applicable anti-trust legislation and other regulatory and third party consents and approvals; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that may be instituted following announcement of the transaction; potential volatility in the capital markets and the impact on the ability to complete the proposed debt and equity financing necessary to consummate the acquisition of Blue Buffalo; failure to retain key management and employees of Blue Buffalo; General Mills’ level of indebtedness as a result of the transactions and its ability to achieve its objective of reducing indebtedness; issues or delays in the successful integration of Blue Buffalo’s operations with those of General Mills, including incurring or experiencing unanticipated costs and/or delays or difficulties; difficulties or delays in the successful transition from the information technology systems of Blue Buffalo to those of General Mills as well as risks associated with other integration or transition of the operations, systems and personnel of Blue Buffalo; failure or inability to implement growth strategies in a timely manner; unfavorable reaction to the transaction by customers, competitors, suppliers and employees; future levels of revenues being lower than expected and costs being higher than expected; conditions affecting the industry generally; local and global political and economic conditions; conditions in the securities market that are less favorable than expected; and changes in the level of capital investment, and other risks described in General Mills’ filings with the Securities and Exchange Commission, including General Mills’ Annual Report on Form 10-K for the fiscal year ended May 28, 2017 and in Blue Buffalo’s filings with the Securities and Exchange Commission, including Blue Buffalo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Actual results could differ materially from those projected in the forward-looking statements. Neither General Mills, nor Blue Buffalo undertakes any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

2.1	Agreement and Plan of Merger, dated February 22, 2018, by and among General Mills, Inc., Blue Buffalo Pet Products, Inc. and Bravo Merger Corp.*

2.2	Form of Support Agreement

*	Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Mills, Inc.

By:	/s/ Richard C. Allendorf

Date: February 23, 2018

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